EXHIBIT 99.1

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

OF EVERYTHING BLOCKCHAIN, INC.

Pursuant to the Florida Business Corporation Act, the Articles of Incorporation and the Bylaws of this Corporation, it is deemed desirable and in the best interests of this Corporation that the following actions be taken by the stockholders of this Corporation pursuant to this Written Consent:

RESOLVED, that the Board of Directors shall accept the resignation of Thomas Amon as a seated member of the Board of Directors of the Corporation;

RESOLVED FURTHER, that the Corporation shall appoint Najwa Aaraj to the Corporation's Board of Directors to replace the seat of Thomas Amon; and

RESOLVED FURTHER, that the officers and directors of this Corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said directors shall deem necessary or advisable to carry out the purposes of the foregoing resolutions;

NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders of this Corporation, representing the majority required for this Consent, hereby consent to approve and adopt the foregoing consents and resolutions.

IN WITNESS WHEREOF, the undersigned, being the required voting percentage of the Corporation’s shares, has executed this Written Consent as of August 9, 2023.

STOCKHOLDER(S):

/s/ Michael Hawkins	Aug. 9, 2023	Common	2,222,250
Michael Hawkins	Date	Class of Shares	No. of Shares

		Series A	150,000
		Class of Shares	No. of Shares

	Approved by:	/s/ Carl G Hawkins, Esq.
		Carl G Hawkins, Secretary